SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2003

UNIVERSAL HOSPITAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20086	41-0760940
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1250 Northland Plaza

3800 West 80th Street

Bloomington, Minnesota 55431-4442

(Address of principal executive offices)

(Zip Code)

952-893-3200

(Registrant’s telephone number, including area code)

Item 5.	Other Events and Regulation FD Disclosure.

On September 29, 2003, Universal Hospital Services, Inc. issued a press release announcing that it intends to offer, subject to market and other conditions, $250 million aggregate principal amount of senior notes in a private offering. A copy of the press release is attached as Exhibit 99.1.

Item 9.	Financial Statements and Exhibits.

(c)	Exhibit.
99.1	Press release issued by Universal Hospital Services, Inc. on September 29, 2003.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Universal Hospital Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2003	UNIVERSAL HOSPITAL SERVICES, INC.

	By:	/s/ JOHN A. GAPPA

John A. Gappa Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Universal Hospital Services, Inc. on September 29, 2003.

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